EXHIBIT 5.1

Porter & Hedges, l.l.p.
ATTORNEYS AND COUNSELORS AT LAW 700 LOUISIANA, 35TH FLOOR HOUSTON, TEXAS 77002-2764 TELECOPIER (713) 228-1331 TELEPHONE (713) 226-0600	MAILING ADDRESS: P.O. BOX 4744 HOUSTON, TX 77210-4744

November 19, 2004

Grey Wolf, Inc.
10370 Richmond Avenue, Suite 600
Houston, Texas 77042

Re:	REGISTRATION STATEMENT ON FORM S-8 FOR GREY WOLF, INC. 2003 INCENTIVE PLAN

Ladies and Gentlemen:

     We have acted as counsel to Grey Wolf, Inc., a Texas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-8 (the “Registration Statement”) of 7,108,845 shares (the “Shares”) of the Company’s common stock, par value $.10 per share, issuable pursuant to the Company’s 2003 Incentive Plan, as amended (the “Plan”).

     We have examined the Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company. No opinion is expressed herein as to any matter governed by any law other than the laws of the State of Texas and the federal securities laws of the United States of America, each as in effect on the date hereof.

     Based upon such examination and review, we are of the opinion that the Shares are duly and validly authorized, and will, upon issuance and delivery as contemplated by the Plan, be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,

/s/ PORTER & HEDGES, L.L.P.